RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           NIAGARA ENERGY TRADING INC.

               Under Section 8907 of the Business Corporation Law



     The undersigned, J. A. Beck and W. M. Petmecky, the President and Secretary respectively of Niagara Energy Trading Inc., hereby certify:

FIRST The name of the Corporation is Niagara Energy Trading Inc.

SECOND The Certificate of Incorporation of the Corporation was filed by the Department of State on July 16, 1997.

THIRD The Certificate of Incorporation of the Corporation is amended as follows:

      To amend the provisions stating the name of the Corporation.

FOURTH The text of the Certificate of Incorporation of Niagara Energy Trading Inc. is hereby restated, as amended hereby, to read as herein set forth in full:

       FIRST:     The name of this corporation is Upstate Energy Inc.

       SECOND: The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York. The corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

       THIRD: The office of this corporation is to be located in the County of Erie, State of New York.

       FOURTH: The corporation shall have authority to issue an aggregate of 100 shares, which shall be of one class only, and which shall have a par value of one dollar ($1.00) per share.

       FIFTH: The Secretary of the State of New York is hereby designated the agent of this corporation upon whom process against this corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against this corporation is Legal Department, 10 Lafayette Square, City of Buffalo, County of Erie, State of New York 14203.

FIFTH The Restatement of the Certificate of Incorporation of Niagara Energy Trading Inc. was authorized by the Unanimous Written Consent of the Board of Directors followed by the Written Consent of the sole shareholder of Niagara Energy Trading Inc.


     In witness whereof, the undersigned have made and signed this Certificate of Incorporation this 19th day of May, 1998, and they affirm the statements contained herein as true under penalties of perjury.


                                            /s/J. A. Beck
                                            ------------------------------
                                            J. A. Beck, President


                                            /s/W. M. Petmecky
                                            ------------------------------
                                            W. M. Petmecky, Secretary